UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

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ProKidney Announces Online Publication of Trial Design for Phase II Multicenter Clinical Trial of REACT® Autologous Cell Therapy for Treatment of Chronic Kidney Disease

•	Article published online in American Journal of Nephrology; to be included in future print edition

Winston-Salem, NC, January 27, 2022 — ProKidney LP (“ProKidney”), a leading clinical-stage cellular therapeutics company focused on chronic kidney disease (“CKD”), today announced the publication of the trial design of its Phase II clinical study of its novel Renal Autologous Cell Therapy (REACT®) in the American Journal of Nephrology. The paper, titled Novel Renal Autologous Cell Therapy for Type 2 Diabetes Mellitus Chronic Diabetic Kidney Disease: Clinical Trial Design, was published online and will appear in a future print edition of the Journal (DOI: 10.1159/000520231).

“Renal autologous cell therapy, or REACT®, is a potentially groundbreaking treatment for CKD patients, a population in dire need of new, more effective therapeutic options,” said Joseph Stavas, M.D., ProKidney’s SVP Clinical Development and lead author of the manuscript. “Publication of the study design in a prestigious peer-reviewed journal highlights the importance of the trial and the implications for advancing care in this patient population. We have generated compelling interim data from the study and look forward to submitting the final results for presentation at a future medical meeting.”

The study is a prospective, multicenter, randomized control, open-label Phase II clinical trial that enrolled a total of 83 subjects ages 30-80 with Type 2 diabetic kidney disease. Following a kidney biopsy, subjects were randomized 1:1 to receive either active treatment with REACT® or optimized standard of care. Patients in the REACT® cohort receive two injections to be given six months apart in the same kidney that was biopsied. Subjects in the standard of care treatment arm receive optimal lifestyle and contemporaneous pharmacologic management of their disease (including SGLT2s, GLP-1, finerenone) for 12 months before crossing over to receive REACT® treatment. The primary safety endpoint is assessment of procedure- and REACT®-related adverse events through 24 months after the last REACT® dose. The primary efficacy endpoint is a measurement of estimated glomerular filtration rate (eGFR) from baseline through 24 months after the last REACT® dose. Additional information can be found at http://clinicaltrials.gov/ct2/show/NCT02836574.

About REACT®

REACT® has the potential to not only slow the progression of CKD, but in some cases drive meaningful improvement in kidney function – a groundbreaking first in CKD therapies.

A cell therapy product produced from a patient’s own kidney cells, REACT® comprises a proprietary mixture of progenitor cells that have been grown and selected, so they can be placed back into the patient’s kidney. This minimally invasive procedure, starting with a standard biopsy, provides the cells that harness the body’s intrinsic ability to repair and restore damaged kidney tissue. The outpatient reinjection procedure has been shown to be safer than contemporary biopsy and renal failure treatment options, such as dialysis and organ transplant.

About ProKidney

ProKidney, a pioneer in the treatment of chronic kidney disease (CKD) through innovations in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, REACT® (Renal Autologous Cell Therapy), is a first-of-its-kind, patented disease-modifying autologous cellular therapy with the potential to not only slow and stabilize the progression of CKD, but in some cases drive meaningful improvement in kidney function. REACT® has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting an immediate start to its Phase 3 clinical program, which launched on schedule in January 2022. On January 18, 2022, ProKidney announced that it would become a publicly traded company via a business combination with Social Capital Suvretta Holdings Corp. III (Nasdaq: DNAC). For more information, visit www.prokidney.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Social Capital Suvretta Holdings Corp. III (“SCS”) intends to file a preliminary proxy statement and a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF SCS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. HOWEVER, THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the shareholders of SCS as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov.

The documents filed by SCS with the SEC also may be obtained free of charge at SCS’s website at https://socialcapitalsuvrettaholdings.com/dnac or upon written request to 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052.

Participants in the Solicitation

SCS and ProKidney, LP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SCS’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction between ProKidney and SCS will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between ProKidney and SCS. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of SCS’s securities, (ii) the risk that the proposed transaction may not be completed by SCS’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCS, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the definitive agreement related to the business combination between SCS and ProKidney (the “Business Combination Agreement”) by the shareholders of SCS and the satisfaction of the minimum cash condition, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the private placement entered into in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vii) the effect of the announcement or pendency of the transaction on ProKidney’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of ProKidney and potential difficulties in ProKidney employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against ProKidney or against SCS related to the Business Combination Agreement or the proposed transaction, (x) the ability to maintain the listing of SCS’s securities on a national securities exchange, (xi) the price of SCS’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which SCS plans to operate or ProKidney operates, variations in operating performance across competitors, changes in laws and regulations affecting SCS’s or ProKidney’s business, and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of SCS’s registration on Form S-1 (File No. 333-256725), SCS’s quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021, the final proxy statement of SCS, when available, including those under “Risk Factors” therein and other documents filed by SCS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ProKidney and SCS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither ProKidney nor SCS gives any assurance that either ProKidney or SCS, or the combined company, will achieve its expectations.

Contacts:

Investors:

Lee Roth

Burns McClellan

lroth@burnsmc.com

+1 (212) 300-8331

Media:

Robert Flamm, Ph.D.

Burns McClellan

rlfamm@burnsmc.com